EXHIBIT 10.1

                     AGREEMENT FOR THE SALE AND PURCHASE OF
                                  REAL PROPERTY


     THIS AGREEMENT FOR THE SALE AND PURCHASE OF REAL PROPERTY (the "Agreement"), made as of this 30th day of May, 2001, by and between J. MICHAEL WOMBLE AND THOMAS AIKEN, (hereinafter referred to as "Seller") and WEST METRO FINANCIAL SERVICES, INC., (hereinafter referred to as "Purchaser").

                                   WITNESSETH

     WHEREAS, Seller wishes to sell to Purchaser, and Purchaser wishes to purchase from Seller, certain real property more particularly described upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, for and in consideration of the premises and of the earnest money herein below described and for other valuable consideration, in hand paid by Purchaser to Seller, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser hereby covenant and agree as follows:

     1. Sale of Property. Seller agrees to sell to Purchase, and Purchaser agrees to purchase from Seller, upon the terms and conditions hereinafter provided, that certain 3.15 acres, more or less, tract of land (hereinafter referred to as the "Property") lying and being in Land Lots 319, 330 & 331, 2nd District, 3rd Section in Dallas, Paulding County, Georgia, and being more particularly described in Exhibit "A" attached hereto and by reference made a part hereof as "Tract A," together with all right, title, and interest of Seller in and an unrestricted easement to all public rights of way and private drives adjacent thereto (all of which property is hereinafter referred to as the "Property").

     2. Purchase Price and Time of Payment. The purchase price to be paid by Purchaser to Seller for the Property (hereinafter referred to as the "Purchase Price") shall be Five Hundred Fifty Thousand and 00/100 Dollars ($550,000.00), and shall be payable as described in paragraph 2.A. below. Upon execution of this Agreement, Purchaser will deposit One Thousand and 00/100 Dollars ($1,000.00) of earnest money (the "Earnest Money"), to be deposited into Seller's general operating account. Said Earnest Money and any additional Earnest Money paid hereunder shall be refunded to Purchaser at Closing of the transaction contemplated by this Agreement. Except as provided in paragraph 9 hereof, said Earnest Money shall be non-refundable.

     2.A.     The  property  is owned by J. Michael Womble ("Womble") and Thomas
Aiken ("Aiken") with each owning a one-half joint undivided interest. Purchaser and Seller agree that the Purchase Price of the property is Five Hundred Fifty Thousand and

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no/100 dollars, ($550,000), with Womble and Aiken each equally dividing the proceeds. It is agreed, however, that Aiken will exchange his one-half interest in the property for no less than 10,000 shares of common stock in West Metro Financial Services, Inc. pursuant to the terms of an offering memorandum to be provided to Seller when that document is prepared and released for review by prospective investors. The value of these shares is hereby accepted by the parties to this agreement to be $10.00 per share. The balance of the amount due to Aiken on the exchange will be paid in dollars. For example, if Aiken elects to receive 10,000 shares, the balance will be $175,000. Womble will exchange his one-half interest in the property for either dollars or shares at his election. Both Purchaser and Seller intend that the exchange of stock for land will be governed by the terms of Section 351 of the Internal Revenue Code whereby no immediate taxable income will be generated by the exchange.

     3. Survey. Purchaser may obtain, prior to Closing, and at Purchaser's expense, a survey of the property certified to Purchaser by a Georgia Registered Land Surveyor (hereinafter referred to as the "Survey"). The Survey shall (a) show and locate all improvements (if any) upon the Property, (b) show and locate all easements affecting the Property, (c) show and locate any portions of the Property lying and being in the Flood Plain per FIA Official Flood Hazard Maps, and (d) indicate to the nearest one-ten-thousandth (1/10,000th) of an acre the number of acres comprising the Property, exclusive of any presently existing publicly dedicated road rights-of-way (hereinafter referred to as the "Total Acreage").

     4. Test, Borings and Examinations. Seller will permit representatives of Purchaser to enter upon the property for the purposes of conducting soil tests, environmental tests, borings, perculation tests, and any other tests, inspections, or examinations that Purchaser desires in regard to the engineering and planning for development of the Property, including (but not by way of limitation) such other test, inspections, or examinations as Purchaser may request to determine subsurface or topographic conditions of the Property. Purchaser shall hold Seller harmless for any damages resulting from the failure by Purchaser or the representatives of the Purchaser to exercise reasonable care in the conduct of such tests, inspections, or examinations; and further agrees to pay Seller for any loss or damage to the Property or its timber as a result of such tests. In the event the transaction contemplated by this Agreement fails to close for any reason whatsoever, Purchaser agrees to turn over all tests performed pursuant to this paragraph to Seller. The Purchaser shall bear the costs of any and all testing performed and will indemnify and hold Seller harmless from any and all liens arising from said testing.

     5. Examination of Title and Defects in Title. The Purchaser shall have until August 30, 2001, in which to examine the title and in which to furnish to the Seller a written statement of objections affecting the insurability of said title. The Seller shall have until September 30, 2001, to satisfy same. If the Seller fails to remedy the objections affecting the insurability of title, the Purchaser may, at its election, declare this contract null and void.


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     6.     Closing.  Closing  will  be  held on or before December 31, 2001, in the offices of Vinson, Talley, Richardson and Cable. At the Closing, the parties will execute and deliver all deeds and other documents necessary to consummate the sale and purchase of the Property pursuant to the terms of this Agreement. Seller, at the Closing, will pay all amounts required for transfer taxes arising from the conveyance of the Property and all amounts required for the execution, delivery, or recording of the instruments of conveyance for the Property. Purchaser will pay all other closing costs.

     7. Conveyance of Property. At the Closing, Seller will execute and deliver to Purchaser a general warranty deed with full warranties of title against claims of all persons whomsoever, conveying marketable fee simple title to the Property. The Seller agrees to provide Purchaser with marketable title in fee simple, being title which in insurable by Lawyer's Title Insurance Company or other reputable title insurance company at its standard rates on ALTA form then in use in Paulding County, Georgia, with permitted exceptions and standard printed exceptions only appearing therein. The legal description contained in the general warranty deed shall be based upon the Survey.

     8. Warranties of Seller. Seller warrants to Purchaser as follows (but Purchaser shall have the right, at is sole election and in its sole discretion, to waive Seller's failure to warranty any of the following):

          a. Seller will deliver good and marketable fee simple title to the Property;
          b. The Property will be in substantially the same condition at time of Closing as on the date hereof;
          c. No party is in possession of the Property or any portion thereof, whether as a lessee or tenant at sufferance, other than Seller or an entity owned or controlled by Seller;
          d. To the best knowledge of Seller, no part of the Property has been used for as a landfill or toxic waste site or has any hazardous material situated thereon;
          e. To the best knowledge of Seller, there are no assessment, condemnation or eminent domain actions or proceedings pending or threatened against the Property or any portion thereof;
          f. There is no option to purchase, right of first refusal to purchase or agreement for the sale and purchase of the Property or any portion thereof to any person or entity, except for this Agreement; and
          g. No consent or approval of any other person or entity is required in order for this Agreement to be legal, valid and binding upon Seller;
          h. Water and sewer utilities services are contiguous to the Property.

     9. Termination/Extension. In addition to all other rights of Purchaser under this Agreement and as provided by law (and not in lieu of any such rights), Purchaser, at Purchaser's sole election and in Purchaser's sole discretion, may cancel and terminate this


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Agreement by Written notice to Seller, in which event all Earnest Money paid by
Purchaser as of the date of termination with all interest accruing thereon is to be returned to the Purchaser if any one or more of the following conditions or states of fact shall exist at the time of Closing (but in the alternative, Purchaser may, in Purchaser's sole election and in Purchaser's sole discretion, decline to cancel and terminate this Agreement by reason of any such condition or state of fact, and proceed to consummate the transaction contemplated hereby):

          A. Any notice shall be given of proceedings filed or commenced by any governmental authority or other agency having powers of condemnation concerning the Property or any portion thereof.

          B. The Property or any substantial portion thereof shall be substantially damaged by earthquake, erosion, flooding, or by force of nature or act of God after the date first above written.

          C. Seller's warranties set forth in paragraph 8 hereinabove shall fail to be true and correct on the date of Closing in the same manner and with the same effect as if then made, Seller hereby expressly agreeing that Seller will not cause or permit any action to be taken or omitted between the date first above written and the date of Closing which would cause any of such representation to be untrue on the date of Closing.

          D. Seller shall fail to deliver to Purchaser at Closing the general warranty deed described in Paragraph 7 hereinabove, which general warranty deed would convey to Purchaser title to the Property as provided in paragraph 8 hereinabove.

          E. Seller shall fail to deliver to Purchaser at closing an affidavit of Seller stating that there are not outstanding indebtedness, security agreement, financing statements, or title retention contracts concerning any improvements, equipment, appliances, or other fixtures attached to the Property; that there are no unpaid or unsatisfied mortgages, security deeds, liens or other encumbrances which could constitute a lien against the Property, except those matters set forth in paragraph 8; that there are no disputes concerning the location of the lines and comers of the Property; that there are no pending suits, proceedings, judgments, bankruptcies, liens, or execution against or affecting Seller in either the county in which the Property is located or any other county in the state of Georgia which would affect title to the Property; that there are no outstanding bills incurred for labor and materials used in making improvements or repairs on the Property or for services of architects, surveyors, or engineers incurred in connection therewith which have not been paid or otherwise provided for in a manner satisfactory to Purchaser.

          F. Purchaser shall determine prior to Closing that the Property is zoned for intended use.


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     10.     Possession  of  Property.  Seller  shall  deliver possession of the
Property  to  Purchaser  on  the  date  of  Closing.

     11. Broker's Conunission. The Purchaser and Seller mutually covenant to the other that no real estate agent or broker is a party to this agreement. Both mutually warrant and hold the other harmless from any claims from any real estate agent or broker.

     12. Prorations. At the Closing, all state, county and municipal ad valorem taxes, if any, and all rents will be prorated as of the date of Closing. If the amount of such taxes is not known at the time of Closing, proration of such taxes will be made upon the basis of the most recent billing.

     13. Liquidated Damages to Seller; Remedies of Purchaser. In the event that Purchaser refuses to accept title of the Property as required by this Contract, or otherwise defaults in Purchaser's obligations hereunder, through no fault of the Seller, the Earnest Money shall be retained by Seller as fixed and full liquidated damages, and in such event neither Purchaser nor Seller shall have any further rights or obligations hereunder or any remedies provided by law or equity. In the event that Seller refuses to convey title to the Property when required by this Contract to do so, or otherwise defaults in Seller's obligations hereunder, Purchaser shall be entitled to exercise all rights and remedies available at law or inequity, including specific performance.

     14. Prior Discussions and Amendments. This Agreement supersedes all prior discussions and agreements between Seller and Purchaser with respect to the conveyance of the Property and all other matters contained herein and constitutes the sole and entire agreement between Seller and Purchaser with respect thereto. This Agreement may not be modified or amended unless such amendment is set forth in writing and signed by both Seller and Purchaser.

     15. Survival of Provisions. All covenants, warranties, representations, and agreements set forth in this Agreement will survive the Closing of the purchase and sale of the Property, and will survive the execution of all deeds and other documents at any time executed and delivered under, pursuant to, or by reason of this Agreement.

     16. Successors and Assigns. This Agreement shall apply to, insure to the benefit of, and be binding upon and enforceable against Seller and Purchaser and their respective successors and assigns to the same extent as if specified at length throughout this Agreement. Purchaser shall have the right to assign its interest in this Agreement, or any portion thereof, provided, however, that no such assignment shall be effective as to Seller until an executed counterpart of the instrument of assignment has been delivered to Seller. Purchaser will assign this contract or transfer this property to First National Bank of West Metro, its subsidiary, pursuant to that bank receiving its banking charter and receiving approval from regulators.


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     17.     Counterparts.  This  Agreement  may  be  executed  in  several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

     18.     Time  of  the  Essence.  Time  of  the  essence  of this Agreement.

     19. Governing Law. This Agreement shall be governed by and construed according to the Laws of the State of Georgia.

     20. Notices. All notices required or permitted by the terms hereof shall be given by hand delivery or by U.S. Mail, Certified Return-Receipt Requested, at the following addresses or at such other address as either party hereto shall in writing advise the other:

                         A.  To  Seller:

                             J.  Michael Womble and Thomas Aiken
                             P.O.  Box  705
                             Dallas,  GA  30132

                         B.  To  Purchaser:

                             First National Bank of West Metro (in organization) C/O J. Michael Womble
                             P.O.  Box  705
                             Dallas,  GA  30132

     All notice shall be deemed given as of the time of hand delivery or the time such are deposited with the U.S. Mail for transmittal as aforesaid; provided, however, that the time in which a response or action in response to any notice must be given or taken shall run from the time of actual receipt of such notice.

     21. Construction. No provision of this Agreement shall be construed by any Court or other judicial authority against any party hereto by reason of such part's being deemed to have drafted or structured such provision.


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     IN  WITNESS WHEREOF, Seller and Purchaser have hereunto set their hands and affixed  their  seals  as  of  the  day  and  year  first  above  written.


                                     SELLER:


                                     /s/  J.  Michael  Womble
                                     -------------------------------------------
                                     J.  Michael  Womble


                                     /s/  Thomas  Aiken
                                     -------------------------------------------
                                     Thomas  Aiken



                                     PURCHASER:


                                     /s/  William  A.  Carruth
                                     -------------------------------------------
                                     West  Metro  Financial  Services,Inc.
                                     William A. Carruth, Vice Chairman of
                                     the  Boad  of  Directors


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